UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MOUNTAIN VALLEY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	20-02743161 (I.R.S. Employer Identification No.)
136 North Main Street
Cleveland, Georgia 30528
(Address and Zip Code of Principal Executive Offices)
Option Plan for Conversion of Stock Options Assumed Pursuant to the
Merger Agreement and Plan of Reorganization Among
Mountain Valley Bancshares, Inc., MVB Interim Corporation
and Mountain Valley Community Bank
(Full title of the Plan)
Marc J. Greene
Chief Executive Officer
136 North Main Street
Cleveland, Georgia 30528
(706) 348-6822
(Name and address and telephone number (including area code) of agent for service)
with copies to:
Michael P. Marshall, Jr.
Miller & Martin PLLC
1170 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309
(404) 962-6442
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES
     Mountain Valley Bancshares, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to its registration statement on Form S-8 (File No. 333-151173), filed on May 23, 2008 (the “Registration Statement”), pertaining to the Company’s registration of 152,080 shares of its common stock, no par value, which may be issued from time to time pursuant to the exercise of stock options that were initially issued by the Company’s bank subsidiary and assumed by the Company in connection with the bank’s reorganization into a holding company structure.
     On February 20, 2009, the Company filed articles of amendment with the Georgia Secretary of State that effected a reclassification of the Company’s common stock to position the Company to discontinue its reporting obligations under the Securities Exchange Act of 1934. In furtherance of that objective, and pursuant to the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Georgia, on the 13th day of March, 2009.

MOUNTAIN VALLEY BANCSHARES, INC.
By:	/s/ Marc J. Greene
Marc J. Greene
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this registration statment has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Marc J. Greene Marc J. Greene	President and Chief Executive Officer/Director	March 13, 2009
/s/ Rachel E. Marshall Rachel E. Marshall	Senior VP — Finance (Principal Financial and Accounting Officer)	March 13, 2009
/s/ Donald E. Allison* Donald E. Allison	Director	March 13, 2009
/s/ R. Keith Alexander* R. Keith Alexander	Director	March 13, 2009
/s/ B. David Barrett* B. David Barrett	Director	March 13, 2009
/s/ C. Lamar Black* C. Lamar Black	Director	March 13, 2009
/s/ E. Ray Black* E. Ray Black	Director	March 13, 2009
/s/ Joel R. Campbell* Joel R. Campbell	Director	March 13, 2009
/s/ J. Clifford Cox* J. Clifford Cox	Director	March 13, 2009
/s/ Aubrey H. McIntyre* Aubrey H. McIntyre	Director	March 13, 2009
/s/ June W. Parks* June W. Parks	Director	March 13, 2009
/s/ R. Gerald Sims* R. Gerald Sims	Director	March 13, 2009

*	By Marc J. Greene as attorney-in-fact